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EXHIBIT 23.04

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2004 with respect to the financial statements of Global Macro Trust in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Global Macro Trust as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
April 7, 2005

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Consent of Independent Registered Public Accounting Firm